Exhibit 4.48

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of March 6, 2015 but effective as of the First Amendment Effective Date (as defined below), by and among SCORPIO BULKERS INC., a company incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), the Lenders party hereto and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to a Credit Agreement, dated as of December 30, 2014 (as amended, restated, modified or otherwise supplemented, the “Credit Agreement”); and
WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided.
NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.
1.Section 8.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“The Borrower will not permit any Subsidiary Guarantor to create charges over its deposit, savings investment or other similar accounts or enter into control agreements with respect thereto in any jurisdiction other than (i) Permitted Liens and (ii) any liens granted in favor of a banking or brokerage institutions arising by operation of law or general terms and conditions of such institution or otherwise encumbering deposits or securities held by such institution, in each case, which arise in the ordinary course of business in connection with the provision of deposit or security account services and are within the general parameters customary in the banking or brokerage industry.”
II.    Miscellaneous Provisions.
1.In order to induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date (as defined herein) after giving effect to this First Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

2.This First Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this First Amendment.

Exhibit 4.48

3.This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.This First Amendment shall become effective as of February 6, 2015 (the “First Amendment Effective Date”) when (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / email: myip@whitecase.com) and Elizabeth Kirk (facsimile number: 212-354-8113 / email: ekirk@whitecase.com) and (ii) the Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses in connection with the First Amendment (including, without limitation, the reasonable fees and expenses of White & Case LLP).

6.From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby. From and after the First Amendment Effective Date, this First Amendment shall for all purposes constitute a Credit Document.

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Exhibit 4.48

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.
SCORPIO BULKERS INC., as Borrower

By:____/s/ Hugh Baker_____________________
Name: Hugh Baker
Title: Chief Financial Officer

[Signature page to First Amendment to Scorpio Credit Agreement]

Exhibit 4.48

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent and as Lender

/s/ Henning Lyche Christiansen
By:__________________________________
Name: Henning Lyche Christiansen
Title: First Vice President
/s/ Martin Lunder
By:__________________________________
Name: Martin Lunder
Title: Senior Vice President

[Signature page to First Amendment to Scorpio Credit Agreement]

Exhibit 4.48

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Lender
By: /s/ David Sonnek
Name: David Sonnek
Title:
By: /s/ Olaf Kajerdt
Name: Olaf Kajerdt
Title:

[Signature page to First Amendment to Scorpio Credit Agreement]